SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                November 10, 2003
                                 Date of Report
                        (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



Pennsylvania                               0-12870               23-2288763
------------                               -------               ----------
(State or other jurisdiction of          (Commission          (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)



                9, North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)


                         (Former name or former address,
                         if changed since last report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 10, 2003, the Registrant announced that Charles E. Swope, President and CEO of the First Chester County Corporation passed away on November 8, 2003. A copy of FCCC's press release announcing this event is furnished as Exhibit 99 to this Current Report on Form 8-K.




ITEM 7.  Financial Statements and Exhibits

-------------------- ----------------------------------------------------------
    Exhibit No.             Description
-------------------- ----------------------------------------------------------
-------------------- ----------------------------------------------------------
       99            Press release, dated November 10, 2003.

-------------------- ----------------------------------------------------------

ITEM 9. REGULATION FD DISCLOSURE

First Chester County Corporation (the "Company") issued a press release concerning the passing of Charles E. Swope, President and CEO of the Company, on November 10, 2003. The Company's press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein. The information in this Item 9 and Exhibit 99 shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    November 10, 2003      FIRST CHESTER COUNTY CORPORATION


                                By:     /s/ Kevin Quinn
                                        -----------------------
                                Name:   Kevin Quinn
                                Title:  Chief Operating Officer

                                  EXHIBIT INDEX

-------------------- ----------------------------------------------------------
    Exhibit No.             Description
-------------------- ----------------------------------------------------------
-------------------- ----------------------------------------------------------
       99            Press release, dated November 10, 2003.

-------------------- ----------------------------------------------------------



                                                                   EXHIBIT 99



Press Release
Contact:

John C. Stoddart
Shareholder Relations Officer
First Chester County Corporation
484-881-4106
john.stoddart@fnbchestercounty.com

                        First Chester County Corporation
                                 Sadly Announces
                        The Death of Dr. Charles E. Swope

WEST CHESTER, PA. _ It is with deepest regret that First Chester County Corporation and its wholly-owned subsidiary, First National Bank of Chester County, today announce the death of its Chairman, President and Chief Executive Officer, Dr. Charles E. Swope.

"Charles Swope has been our President and CEO for more than thirty years and a community leader for his whole life," said Kevin C. Quinn, Chief Operating
Officer. "His dedication to customer service excellence and community involvement has set the standard for banking in Chester County. His energy, leadership and commitment to First National and the Chester County community will be greatly missed."

Dr. Swope was born in West Chester on June 16, 1930.

Dr. Swope was known throughout Chester County, the region and the Commonwealth for his commitment to improving his community, for his generosity in supporting civic causes and for his patriotism. His professional and personal accomplishments were numerous. Besides being the youngest President in the bank's history at age 41, he also attained the rank of Colonel in the United States Marine Corps and was an attorney.

In 1999, he was named Outstanding Chief Executive Officer by the Chester County Chamber of Business and Industry. Dr. Swope was also elected to the Hall of Fame of West Chester University and the Hall of Fame of West Chester High School. Dr. Swope received the Outstanding Citizen Award of the Chamber of Commerce of Greater West Chester. In 2002 the Chester County Council Boy Scouts of America honored him with their first Distinguished Citizen award.

In 2002, the State System of Higher Education awarded Dr. Swope with the Eberly Award for Philanthropy. He was past president of the Rotary Club of West Chester, a Paul Harris Fellow, and honorary Co-Chairman of the 200th Anniversary Celebration of West Chester. In October of 1998 he was honored by The Newcomen Society for leadership and community service.

Dr. Swope led the bank, which is the largest independent National Bank headquartered in Chester County, to prominence during his tenure as President. Under his leadership the bank grew from two to seventeen branches while assets increased from $45 million to $680 million.

He served as director of The First National Bank of Chester County, The First Chester County Corporation, Denney-Reyburn Company, Penn Mutual Insurance Company, The Swope Foundation, West Chester University Foundation, AAA Mid-Atlantic, Madison, Inc., Chester County Boy Scouts, and on special committees for The Chester County Hospital.

As President of the Board of Trustees of West Chester University for 10 years, Dr. Swope saw the University grow in size and prestige, as West Chester State College became West Chester University.

President Ronald Reagan awarded Dr. Swope the Legion of Merit Medal. He also earned many medals for his service in the U.S. Marine Corps and the U.S. Marine Corps Reserve, including the Meritorious Service Medal, Navy Commendation Medal, Naval Achievement Medal and National Defense Medal. He also served as a Blue and Gold Officer for the United States Naval Academy. He was recognized by The Chapel of Four Chaplains and awarded The Legion of Honor Gold Medallion.

Dr. Swope is survived by his wife,  Stephanie  Sayre-Smith Swope, a son, Charles
E. Swope, Jr., and his brother, Richard M. Swope, Esquire, a retired attorney in Virginia Beach, Virginia. Details of the funeral service will be released by his family members.

"Although he cannot be replaced, Charles E. Swope's vision of First National Bank of Chester County as an independent, regional leader in the financial services industry will continue." Quinn said.

First Chester County Corporation and its wholly-owned subsidiary, First National Bank of Chester County, offer banking services through 17 branch offices in Chester and Delaware Counties in Pennsylvania and online at www.fnbchestercounty.com.